UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 7, 2005 (March 7, 2005)

LOUDEYE CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-29583	91-1908833

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1130 Rainier Avenue South Seattle, Washington	98144

(Address of Principal Executive Offices)	Zip Code

(206) 832-4000

(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     Employment Agreement with Lawrence J. Madden as President, Digital Media Solutions

     On March 7, 2005, Loudeye Corp. entered into an Executive Employment Agreement with Lawrence J. Madden, pursuant to which Mr. Madden will serve as President, Digital Media Solutions effective March 7, 2005. Mr. Madden joined Loudeye as Executive Vice President and Chief Financial Officer in March 2004. The following summary is qualified in its entirety by reference to the text of the employment agreement, a copy of which is attached hereto and incorporated herein by reference as Exhibit 10.1.

     The employment agreement provides for a base salary of $265,000. Subject to stockholder approval of implementation of a restricted stock plan, Loudeye has agreed to issue Mr. Madden a restricted stock award of 100,000 shares of Loudeye’s common stock. This restricted stock award will vest over a four year period, 25% as of March 7, 2006, and the remainder monthly thereafter over three years. If Mr. Madden is terminated without cause or he terminates his employment for good reason or if Mr. Madden is terminated in connection with a change of control of Loudeye, all of his stock options and restricted stock awards will vest in full. The employment agreement provides for the opportunity to receive a bonus of up to 50% of base salary if Mr. Madden meets target performance goals identified by the compensation committee of the board of directors and up to 100% of base salary if Mr. Madden meets maximum performance goals identified by the compensation committee of the board of directors. The actual amount of performance bonuses will be determined by the compensation committee of the board, provided that no bonuses will be paid in the event Loudeye does not have a positive EBITDA balance and not more than 25% of Loudeye’s positive EBITDA balance will be distributed as bonus compensation individually or collectively to Loudeye’s executive leadership team, including Mr. Madden. In the event that Mr. Madden is terminated by the Company without cause, or he resigns for good reason, dies or becomes disabled, or is terminated in connection with a change of control or terminates his employment for good reason following a change of control, Mr. Madden will be entitled to severance equal to twelve months base salary. Mr. Madden has agreed not to compete with Loudeye or solicit customers or employees of Loudeye for one year following termination of employment. These non-compete and non-solicitation agreements may not be enforceable in some jurisdictions. Mr. Madden will be entitled to participate in all benefit plans or arrangements applicable to senior executives of Loudeye.

     Employment Agreement with Ronald M. Stevens as Chief Financial Officer and Chief Operating Officer

     On March 7, 2005, Loudeye Corp. entered into an Executive Employment Agreement with Ronald M. Stevens, pursuant to which Mr. Stevens will serve as Chief Financial Officer and Chief Operating Officer effective March 7, 2005. The following summary is qualified in its entirety by reference to the text of the employment agreement, a copy of which is attached hereto and incorporated herein by reference as Exhibit 10.2.

     The employment agreement provides for a base salary of $235,000. Mr. Stevens will receive an option grant to purchase 400,000 shares of Loudeye’s common stock on March 15, 2005. These options will vest over a four year period, 25% as of March 15, 2006, and the remainder monthly thereafter over three years. In addition, subject to stockholder approval of implementation of a restricted stock plan, Loudeye has agreed to issue Mr. Stevens a restricted stock award of 100,000 shares of Loudeye’s common stock. This restricted stock award will vest over a four year period, 25% as of March 7, 2006, and the remainder monthly thereafter over three years. If Mr. Stevens is terminated in connection with a change of control of Loudeye, all of his stock options and restricted stock awards will vest in full. The employment agreement provides for the opportunity to receive a bonus of up to 50% of base salary if Mr. Stevens meets target performance goals identified by the compensation committee of the board of directors and up to 100% of base salary if Mr. Stevens meets maximum performance goals identified by the compensation committee of the board of directors. The actual amount of performance bonuses will be determined by the compensation committee of the board, provided that no bonuses will be paid in the event Loudeye does not have a positive EBITDA balance and not more than 25% of Loudeye’s positive EBITDA balance will be distributed as bonus compensation individually or collectively to Loudeye’s executive leadership team, including Mr. Stevens. In the event that Mr. Stevens is terminated by Loudeye without cause, or he resigns for good reason, dies or becomes disabled, Mr. Stevens will be entitled to severance equal to three months base salary. This severance amount will increase to six months of base salary on January 1, 2006, and to 12 months of base salary on January 1, 2007. In the event Mr. Stevens is terminated in connection with a change of control or terminates his employment for good reason following a change of control, Mr. Stevens will be entitled to severance equal to 12 months of base salary. Mr. Stevens has agreed not to compete with Loudeye or solicit customers or employees of Loudeye for one year following termination of employment. These non-compete and non-solicitation agreements may not be enforceable in some jurisdictions. Mr. Stevens will be entitled to participate in all benefit plans or arrangements applicable to senior executives of Loudeye.

     On March 7, 2005, Loudeye also entered into an indemnification agreement with Mr. Stevens. The form of indemnification agreement was previously approved by Loudeye’s Board of Directors and stockholders and is filed as an Exhibit 10.3 to this current report on Form 8-K. Generally, the purpose of the indemnification agreements is to provide the maximum indemnification permitted by law to Loudeye’s directors and officers with respect to actions they take or omit to take in their capacities as officers and directors. The indemnification agreements provide that Loudeye will pay certain amounts incurred by an officer in connection with any civil or criminal action or proceeding, specifically including actions by Loudeye or in its name (derivative suits), where the individual’s involvement is by reason of the fact that he is or was an director or officer. Such amounts include, to the maximum extent permitted by law, attorneys’ fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director or officer will not receive indemnification if he or she is found not to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to Loudeye’s best interests. The individual will only be indemnified in connection with any criminal proceeding if such individual had no reasonable belief that his or her conduct was unlawful.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     As described above, Loudeye appointed Lawrence J. Madden as President, Digital Media Solutions, and Ronald M. Stevens as Chief Financial Officer and Chief Operating Officer, both effective March 7, 2005. Mr. Madden will remain Loudeye’s principal financial officer and principal accounting officer during a transition period. Mr. Stevens will become Loudeye’s principal financial officer and principal accounting on a date to be determined by Loudeye’s board of directors.

     Mr. Stevens’ biography follows:

          Ronald M. Stevens. Mr. Stevens has served as Chief Financial Officer and Chief Operating Officer since March 2005. In addition, Loudeye has announced that Mr. Stevens will be transitioning into the role of Chief Financial Officer during the second quarter 2005. From October 2000 to December 2004, Mr. Stevens served as chief financial officer of Primus Knowledge Solutions, Inc., a publicly traded software company. From August 1999 to October 2000, Mr. Stevens was the chief financial officer, and was later promoted to president and chief operating officer for OnHealth Network Company, an online resource for health related information. From May 1994 to June 1999, Mr. Stevens served in various roles including senior vice president at Sierra On-Line, Inc., an interactive software publisher.

     A copy of the press release issued by Loudeye announcing the appointments of Mr. Madden and Mr. Stevens is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Not Applicable

(b) Not Applicable

     (c) Exhibits.

10.1	Employment Agreement dated as of March 7, 2005, between Loudeye Corp. and Lawrence J. Madden.

10.2	Employment Agreement dated as of March 7, 2005, between Loudeye Corp. and Ronald M. Stevens.

10.3	Form of Indemnification Agreement between Loudeye Corp. between Loudeye Corp. and certain officers (incorporated by reference to Exhibit 10.2 to Loudeye’s current report on Form 8-K filed February 1, 2005).

99.1	Press Release dated March 7, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loudeye Corp.
Dated: March 7, 2005	By:	/s/ Eric S. Carnell
Eric S. Carnell
Vice President, Legal & Business Affairs